UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2015

TRISTAR WELLNESS SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-29981	91-2027724
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

720 SW Washington Street, Suite 200
Portland, OR 97205
(Address of principal executive offices) (zip code)

(203) 571-1076
(Registrant's telephone number, including area code)

_____________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 -- Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

1.

On July 6, 2015, Mr. Harry Pond resigned from his positions as our Chairman of the Board and as a member of our Board of Directors. Mr. Pond did not hold any positions on any Board committees at the time of his resignation. We are not aware of any disagreements Mr. Pond had with us required to be disclosed under this Item. We will (i) provide Mr. Pond with a copy of this disclosure in Item 5.02 the same day we file this Form 8-K with the Commission; and (ii) provide Mr. Pond with the opportunity to furnish us as promptly as possible with a letter addressed to us stating whether he agrees with the statements made by us in response to this Item 5.02 and, if not, stating the respects in which he does not agree; and (iii) file any letter received by us from Mr. Pond with the Commission as an exhibit by an amendment to this Form 8-K within two business days after receipt by us.

2.	On July 7, 2015, our Board of Directors appointed Michel Boileau, M.D. as our interim Chairman of the Board to replace Mr. Pond.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TriStar Wellness Solutions, Inc. a Nevada corporation

Dated: July 8, 2015	By:	/s/ Michael Wax
	Name:	Michael Wax
	Its:	Interim Chief Executive Officer